EXHIBIT 99.1

NEWS RELEASE

FREMONT GENERAL CORRECTS INFORMATION REGARDING

TRUST ORIGINATED PREFERRED SECURITIES

(SANTA MONICA, CALIFORNIA) – November 2, 2007: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, said that information contained in a news release issued by Fitch Ratings today about the Company’s Trust Originated Preferred Securities was inaccurate. The Company said its Board of Directors has not deferred dividend payments on the Trust Originated Preferred Securities.

Regulatory Filings

The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About Fremont General

Fremont General Corporation is a financial services holding company. To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.